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                                                                   Exhibit 10.04

                                 LEASE EXTENSION

     We, the undersigned, hereby agree to renew and extend that lease (Lease) between Sunbeam Properties, Inc. (Lessor) and Heartware, Inc. f/k/a Perpetual Medical, Inc and successor to Kriton Medical, Inc. (Lessee) on property located at 3351 Executive Way, Miramar, Broward County, Florida 33025, Florida, for an additional one year, commencing May 1, 2004 and ending on April 30, 2005. The monthly rent is to be as follows:

     $15,615.37 per month plus applicable sales tax from May 1, 2004 thru April 30, 2005, to be paid in advance on the 1st day of each month;

     Such payments are in addition to all other payments to be made under the Lease by Lessee, including but not limited to Lessee's obligation to pay increases in Expenses above the Base Year Expenses as described in Paragraphs 25 thru 28.

     Lessee and Lessor each represent to the other that CB Richard Ellis is the only broker that may be due a commission from this Lease Extension. Such commission, if due, shall be paid by Lessor.

     Within three (3) days of execution of this Lease Extension, Lessor shall refund $14,300.25 of Lessee's security deposit to Lessor. This shall satisfy the refund requirements of Lease Paragraph 45. The remaining balance of the security deposit ($14,300.25) shall continue to be held by Lessor pursuant to the terms of the Lease.

     All other terms and conditions will remain unchanged, except for:

     Paragraph 22: Replace "liability insurance containing a single limit of not less than $500,000.00 for both property (including but not limited to fire hazard) and bodily injury" with "liability insurance containing a single limit of not less than $1,000,000.00 for both property (including but not limited to fire hazard) and bodily injury".

     Paragraphs 36 & 37: These Paragraphs are hereby deemed null and void.

                                        LESSOR: Sunbeam Properties, Inc.


/s/ Clara Pink                          /s/ Andrew L. Ansin
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Witness Sign Name                       Andrew L. Ansin, V.P.


Clara Pink                              1/23/04
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Witness Print Name                      Date 1/23/04


/s/ Jamille McQueen
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Witness Sign Name


Jamille McQueen
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Witness Print Name

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                                        LESSEE: Heartware, Inc.


/s/ Mary D. Trueblood                   /s/ David McIntyre
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Witness Sign Name                       Sign


Mary D. Trueblood                       David McIntyre
Witness Print Name                      Print


                                        Chief Financial Officer
-------------------------------------   Title
Witness Sign Name


                                        1/9/04
-------------------------------------   Date
Witness Print Name